UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 30, 2013

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                        Entry into a Material Definitive Agreement

On July 30, 2013, Cubist Pharmaceuticals, Inc. (the “Company”) and its wholly-owned subsidiary, BRGO Corporation, a Delaware corporation (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trius Therapeutics, Inc., a Delaware corporation (“Trius”), which was approved by the boards of directors of the Company and Trius. Pursuant to the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of Trius common stock for (a) $13.50 per share in cash, plus (b) one non-transferrable contingent value right for each share of Trius common stock (“CVR”), which represents the contractual right to receive up to $2.00 per share upon the achievement of certain milestones. If successful, the Offer will be followed by a merger of Purchaser with and into Trius (the “Merger”).

In connection with the Merger Agreement, the Company and Purchaser entered into Tender and Voting Agreements with certain Trius stockholders, pursuant to which such stockholders have agreed to tender into the Offer a number of shares held by such stockholders equal to approximately 22% of Trius’s issued and outstanding common stock.

The consummation of the Offer and Merger are subject to various closing conditions including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions. The Merger Agreement also includes certain termination rights for both Trius and the Company and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Trius will be required to pay the Company a termination fee of $23.3 million. Additionally, under certain circumstances in the case of a failure to obtain required antitrust clearances, the Company may be required to pay Trius $38.8 million upon termination of the Merger Agreement.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. This summary of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts.

In connection with the CVR, the Company will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent governing the terms of the CVR. The terms of the CVR Agreement call for additional potential cash payments up to a maximum of $2.00 per CVR. Each CVR will entitle its holder to a payment of $1.00 if net sales of certain products in 2016 are greater than $125 million, plus an additional $0.10 for each $1 million of net sales of certain products in 2016 that are in excess of $125 million and equal to or less than $135 million.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01                        Other Events

On July 30, 2013, the Company provided supplemental information to analysts and investors. The slides made available in connection with the presentation are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (SEC)

This current report is neither an offer to purchase nor a solicitation of an offer to sell shares of Trius. Purchaser has not commenced the tender offer for the shares of Trius stock described in this current report.

Upon commencement of the tender offer, Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Trius will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9. These documents will contain important information about the Company, Trius, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by the Company, Purchaser and Trius through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting: the Company’s Investor Relations department at eileen.mcintryre@cubist.com, or Trius’ Investor Relations department at sloren@westwicke.com.

Item 9.01.                     Financial Statements and Exhibits.

(d)             Exhibits

2.1

Agreement and Plan of Merger, dated as of July 30, 2013, among Cubist Pharmaceuticals, Inc., BRGO Corporation and Trius Therapeutics, Inc. Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

10.1	Form of Contingent Value Rights Agreement, to be entered into between Cubist Pharmaceuticals, Inc. and Broadridge Corporate Issuer Solutions, Inc.

10.2	Form of Tender and Voting Agreement, by and among Cubist Pharmaceuticals, Inc. and the directors and certain officers of Trius Therapeutics, Inc. and their stockholder affiliates.

99.1	Investor Presentation Slideshow, July 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Thomas J. DesRosier
Name:	Thomas J. DesRosier
Title:	Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Date: August 1, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of July 30, 2013, among Cubist Pharmaceuticals, Inc., BRGO Corporation and Trius Therapeutics, Inc. Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

10.1	Form of Contingent Value Rights Agreement, to be entered into between Cubist Pharmaceuticals, Inc. and Broadridge Corporate Issuer Solutions, Inc.

10.2	Form of Tender and Voting Agreement, by and among Cubist Pharmaceuticals, Inc. and the directors and certain officers of Trius Therapeutics, Inc. and their stockholder affiliates.

99.1	Investor Presentation Slideshow, July 30, 2013.